                                   EXHIBIT 11

                               EARNINGS PER SHARE

                        CORN PRODUCTS INTERNATIONAL, INC.
                            COMPUTATION OF NET INCOME
                           PER SHARE OF CAPITAL STOCK


(in millions except per share amount)                 THREE MONTHS ENDED
                                                        MARCH 31, 2000
                                                    ----------------------
Average shares outstanding - Basic                           35.5

Effect of dilutive securities:
    Stock options                                             0.0
                                                    ----------------------
Average share outstanding - Assuming dilution                35.5
                                                    ======================

Net income                                                   $3.6

Earnings per share
    Basic                                                    $0.10
    Dilutive                                                 $0.10









                                     10Q-15